Exhibit 99.1
Mr. Wayne Pratt
Chief Financial Officer
Syntax-Brillian Corporation
+1.602.389.8789
wayne.pratt@syntaxbrillian.com
Syntax-Brillian Completes Acquisition of Vivitar
TEMPE, ARIZ., November 21, 2006 — Syntax-Brillian Corporation (Nasdaq: BRLC), a manufacturer and marketer of LCD and LCoS™ HDTVs and digital entertainment products, today announced that it has completed its acquisition of Vivitar Corporation, an Oxnard, California-based leader in the design, development and marketing of photographic, optical, electronic and digital imaging products.
As noted in a press release of October 30, 2006, the acquisition gives Syntax-Brillian full ownership over all Vivitar assets and the company’s significant intellectual property portfolio. Vivitar will be operated as a wholly owned subsidiary of Syntax-Brillian.
By consolidating shared resources, contract manufacturing relationships, engineering expertise and distribution channels, the acquisition of Vivitar is expected to produce significant economic and logistical advantages for Syntax-Brillian.
Vivitar is a leading manufacturer and marketer of photography equipment and optics including a range of high-quality, affordable digital cameras, film cameras, lenses, flashes and tripods, sports optics and digital imaging products. The company has a diverse portfolio of intellectual property assets and patents and maintains a variety of international distribution channels in the U.S., France, the United Kingdom and Hong Kong.
Syntax-Brillian expects to leverage Vivitar’s existing distribution channels to create new outlets, notably in Europe, for its LCD televisions as well as any new Olevia or co-branded digital entertainment products that the company may develop.
About Syntax-Brillian Corporation
Syntax-Brillian Corporation (www.syntaxbrillian.com) is one of the world’s leading manufacturers and marketers of LCD and LCoS™ HDTVs and digital entertainment products. The company’s lead products include its Olevia brand (www.olevia.com) of widescreen HDTV-ready and HD-built-in LCD TVs — one of the fastest growing global TV brands — and its Gen II LCoS™ 720p and 1080p rear-projection HDTVs for the high-end video/audio market. Syntax-Brillian’s global supply chain, Asian operations and North American sales channels position the company as a market leader in consumer and high-end HDTV and digital entertainment products.
Brillian and LCoS are trademarks or registered trademarks of Syntax-Brillian Corporation. All other trademarks are the property of their respective owners.
About Vivitar Corporation
Vivitar Corporation, a leading manufacturer of both digital and film cameras, hosts a complete line of photographic products including digital cameras, 35 mm zoom cameras, point-and-shoot cameras,

auto-focus cameras, 35 mm SLR cameras, manual and automatic lenses, flashes, binoculars, projectors, and camera accessories.
Vivitar has an extensive line of affordable digital cameras ranging from entry-level VGA cameras to eight-megapixel digital cameras with zoom optics. The Vivicam series of digital cameras is one of the broadest product lines of digital cameras on the market today, spanning the spectrum of interest from novice through the serious amateur digital photographer.
Vivitar Corporation is based in the United States with offices in Hong Kong, the UK, France, and Canada. Vivitar products are distributed worldwide through a wide variety of stores, merchants, and dealers. Vivitar products are found in specialty stores, photo stores, mass merchants, drug store chains, warehouse superstores and on the Internet.
Forward-Looking Statements
Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and Syntax-Brillian intends that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements include but are not limited to statements regarding the anticipated benefits to be derived from the acquisition mentioned herein. Syntax-Brillian cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include: (a) changes in markets for the company’s products; (b) changes in the market for customers’ products; (c) the failure of the company’s products to deliver commercially acceptable performance; (d) the ability of the company’s management, individually or collectively, to guide the company in a successful manner; and (e) other risks as detailed in Syntax-Brillian’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006 and subsequent filings with the Securities and Exchange Commission.
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